UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 24, 2004

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On November 24, 2004 upon recommendation by the Human Resources Committee (the “Committee”), the Board of Directors of MTS Systems Corporation (the “Company”) approved the MTS Systems Corporation Executive Variable Compensation (EVC) Plan (the “Plan”), subject to shareholder approval. Pursuant to Item 1.01 of the Form 8-K, the following is a brief description of the terms and conditions of the Plan that may be considered material to the Company. The description is not a complete description of all the terms and conditions of the Plan and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 99.1 to the Form 8-K.

If approved by shareholders, the Plan shall be effective beginning with the Company’s fiscal year ending October 1, 2005. The purpose of the Plan is to focus efforts on achievement of near-term financial objectives that are critical to the success of the Company; to reward accomplishments when performance meets or exceeds established targets or business plan objectives; and to more closely tie total compensation (salary plus EVC) to the financial results of the Company. Under the Plan, participants are granted the right to receive cash incentive payments from the Company if Performance Goals (defined below) of the Company are achieved as of the end of a time period specified by the Committee (the “Bonus Award”). Such time period specified by the Committee shall be at least 12 months (the “Performance Period”). The Committee and the Board of Directors believe it is in the best interests of the Company and its shareholders to adopt the Plan.

Eligibility and Participation. From time to time, the Committee shall select from the executive officers and senior management employees of the Company who will be eligible to participate in the Plan. Employees eligible for other variable compensation (i.e. commissions) are not eligible to participate in the Plan. The Committee shall determine the date as of which each eligible employee shall commence to participate in the Plan and the Bonus Award to which such employee is then eligible. Selection as a participant with respect to any Performance Period does not guarantee that such employee will be selected to be a participant in any other Bonus Award. The Committee shall not have any obligation for uniformity of treatment among eligible employees. As of November 24, 2004, there were six executive officers eligible to participate in the Plan.

Performance Goals. The Committee shall establish, with respect to each participant or group of participants, the financial goal(s) for the Performance Period from among the following categories, either on an absolute basis or a comparative basis or a rate basis: market capitalization, share price, operating income, gross or net sales, gross or net margins, expenses as a percentage of net sales, revenue or revenue growth, earnings per share (basic or diluted), earnings (before or after interest, taxes, depreciation, and/or amortization or any combination thereof), return on average equity, cash flow, modified cash flow, and working capital (the “Performance Goals”). With respect to participants who are Named Executives, the foregoing shall constitute the sole business criteria upon which the Performance Goals under the Plan shall be based.

Performance-Based Awards. Unless the Committee irrevocably designates otherwise at the time the Bonus Award is granted, each Bonus Award to a Named Executive shall constitute “qualified performance-based compensation” (the “Performance-Based Award”) within the meaning of Section 162(m) of the Code. The maximum cash incentive payment paid to any participant pursuant to any Performance-Based Award with respect to any fiscal year shall not exceed $2,000,000. Not later than 90 days after the beginning of each Performance Period, the Committee will (i) designate the Named Executives who will be participants for such fiscal year; and (ii) establish Performance Goals for each Named Executive for that Performance Period.

Payment of Bonus Awards. Payment of Bonus Awards will be made in cash or other readily available funds within 90 days of the end of the Performance Period, provided that, with respect to Performance-Based Awards, no payment shall be made until the Committee certifies to the achievement of the Performance Goals. Except as otherwise determined by the Committee, no right under any Bonus Award shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the time in which the requirement of continued employment or attainment of Performance Goals has not been achieved and prior to the date of actual payout.

Administration. The Committee shall administer the Plan, except that, with respect to any Performance-Based Award, the Committee administering the Plan, or a subcommittee thereof, shall be composed solely of two or more persons who are Outside Directors (as defined in the Plan). The Committee is authorized to make all decisions as required in the administration of the Plan and to exercise its discretion to establish, amend, suspend, terminate, define, interpret, construe, apply, approve, withdraw and make any exceptions to the terms of the Plan it deems necessary or advisable for the proper administration of the Plan not inconsistent with the terms of the Plan. The Committee shall have the power and authority to grant Bonus Awards, including Performance-Based Awards, to participants, including Named Executives, pursuant to the terms of the Plan. In particular, the Committee shall have the authority: (i) to select eligible employees to whom Bonus Awards may from time to time be granted under the Plan; (ii) to determine the Performance Period, the Performance Goals, and the criteria to determine the amount due under the Bonus Award (including, but not limited to, the degree to which the Performance Goals are met, the base salary or other compensation on which the Bonus Award is paid), and with respect to participants who are not Named Executives, any other criteria or factors on which part or all of the Bonus Award will be based; (iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Bonus Award granted under the Plan (including, but not limited to, any restriction on, forfeiture of, or repayment of any Bonus Award); and (iv) to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. In certain circumstances (excluding authority with respect to Performance-Based Awards to a Named Executive), the Committee may delegate its authority to administer the Plan to the Chief Executive Officer.

Term, Amendment and Termination. No Bonus Awards shall be granted under the Plan after the end of the Company’s fiscal year that ends in 2010 and thereafter no Bonus Award shall be paid except with respect to any such Bonus Awards authorized for a Performance Period that ends with or in the Company’s fiscal year that ends in 2010. Except to the extent prohibited by applicable law or the Plan, the Committee may amend, alter, suspend, discontinue or terminate the Plan. However, no such amendment, alteration, suspension, discontinuation or termination shall be made that would cause any compensation paid pursuant to any Performance-Based Award granted to no longer qualify as a Performance-Based Award without shareholder approval.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 – MTS Systems Corporation Executive Variable Compensation (EVC) Plan, as adopted by the Board of Directors on November 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MTS SYSTEMS CORPORATION (Registrant)

Date: November 30, 2004	By:	/s/ Susan E. Knight

Susan E. Knight
Vice President and Chief Financial Officer

MTS SYSTEMS CORPORATION
FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	MTS Systems Corporation Executive Variable Compensation (EVC) Plan, as adopted by the Board of Directors on November 24, 2004.